EXHIBIT 99.1

Investor Relations Contact:
Mr. Andrew Haag, Managing Partner
IRTH Communications, LLC
Tel: +1-888-825-6456
E-mail: reed@irthcommunications.com
Website: www.irthcommunications.com

Reed’s, Inc. To Raise $750,000 in Private Placement Transaction

Company to Use Proceeds for Growth Initiatives and General Corporate Purposes

Los Angeles, California, Jan. 28, 2011 -- Reed's, Inc. (NASDAQ:REED - News) (OTC.BB:REEDP - News), maker of the top-selling sodas in natural food stores nationwide, announced today that it has entered into a securities purchase agreement with institutional investors to purchase $750,000 of securities in a private placement transaction. Under the terms of the transaction, Reed’s has agreed to sell an aggregate of 304,880 shares of its common stock at $2.46 per share and warrants to purchase up to 121,952 additional shares of its common stock. The warrants to purchase additional shares will be exercisable at an exercise price of $2.77 per share and will expire five years from the closing date.

The completion of the offering is subject to the satisfaction of customary closing conditions and is expected to close on or before February 7, 2011.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

Source Capital Group, Inc. acted as the exclusive placement agent for the transaction.

About Reed's, Inc.

Reed's, Inc. makes the top selling natural sodas in the natural foods industry, sold in over 10,500 natural food markets and supermarkets nationwide. In 2009, Reed’s started producing Private Label natural beverages for select national chains. Its six award-winning, non-alcoholic Ginger Brews are unique in the beverage industry.  Ginger Brews are made using fresh ginger, spices and fruits with a brewing process that predates commercial soft drinks. Reed’s, Inc. owns Virgil's Root Beer, the top-selling cola line in natural foods, as well as China Cola, the top-selling natural foods cola. Recently, Reed's introduced its Reed’s All Natural Ginger Nausea Relief product for the drug store and grocery retail channels. Reed’s also acquired the Sonoma Sparkler brand at the end of 2009, an all natural sparkling juice celebration drink with an established customer base. Other product lines include Reed's Ginger Candies and Reed's Ginger Ice Creams.

Reed's products are sold through specialty gourmet and natural food stores, mainstream supermarket chains, and restaurants nationwide. Reed’s products are also sold in Canada and Mexico, along with a small presence in Europe, the Middle East, South Africa, Japan and Singapore. For more information about Reed's, please visit the company's website at: http://www.reedsinc.com or call 800-99-REEDS.

Follow Reed's on Twitter at http://twitter.com/reedsgingerbrew

Reed's Facebook Fan Page at: http://www.facebook.com/pages/Reeds-Ginger-Brew-and-Virgils-Natural-Sodas/57143529039?ref=nf

Subscribe to Reed's RSS feed at: http://www.irthcommunications.com/REED_rss.xml

More information can be found at: http://www.irthcommunications.com/clients_REED.php

SAFE HARBOR STATEMENT

Some portions of this press release, particularly those describing Reed's goals and strategies, contain "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words, such as "expects," "should," "believes," "anticipates" or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. While Reed's is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include difficulty in marketing its products and services, maintaining and protecting brand recognition, the need for significant capital, dependence on third party distributors, dependence on third party brewers, increasing costs of fuel and freight, protection of intellectual property, competition and other factors, any of which could have an adverse effect on the business plans of Reed's, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Reed's that they will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Reed's undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.